Exhibit 4.2

THE BANK OF NEW YORK MELLON CORPORATION
DESCRIPTION OF SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934
AS OF DECEMBER 31, 2025

The following is a summary description of each class of securities of The Bank of New York Mellon Corporation (the “Company”) that is registered under Section 12 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).
The following summary is not complete. It is subject to and qualified in its entirety by reference to the pertinent sections of the Company’s Restated Certificate of Incorporation, as amended (including, but not limited to, the Series A Certificate of Designations (as defined below)), and Amended and Restated By-Laws, each of which are incorporated by reference as exhibits to this Annual Report on Form 10-K, and to the applicable provisions of the Delaware General Corporation Law (the “DGCL”) and federal law governing bank holding companies.

DESCRIPTION OF COMMON STOCK
General
The Company is authorized to issue 3,500,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”). The Common Stock is listed on the New York Stock Exchange under the symbol “BK.”
The rights of holders of Common Stock are subject to, and may be adversely affected by, the rights of holders of any of the Company’s preferred stock that have been issued and may be issued in the future.
Dividends
The holders of Common Stock are entitled to receive dividends, when, as and if declared by the Company’s board of directors out of any funds legally available therefor, subject to the preferences applicable to any outstanding preferred stock.
The Company’s ability to pay dividends on its Common Stock:
•depends primarily upon the ability of its subsidiaries, including The Bank of New York Mellon, BNY Mellon, National Association and Pershing LLC, to pay dividends or otherwise transfer funds to it;
•is subject to policies established by the Federal Reserve Bank of New York (the “Federal Reserve”). See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Supervision and Regulation—Capital Planning and Stress Testing—Payment of Dividends, Stock Repurchases and Other Capital Distributions” and Part I, “Item 1. Business—Supervision and Regulation” in this Annual Report on Form 10-K; and
•will be prohibited, subject to certain restrictions, in the event that the Company does not declare and pay in full preferred dividends for the then-current dividend period of its Series A Noncumulative Preferred Stock, $100,000 liquidation preference per share (the “Series A Preferred Stock”) or the last preceding dividend period of its Series F Noncumulative Perpetual Preferred Stock, $100,000 liquidation preference per share (the “Series F Preferred Stock”), its Series H Noncumulative Perpetual Preferred Stock, $100,000 liquidation preference per share (the “Series H Preferred Stock”), its Series I Noncumulative Perpetual Preferred Stock, $100,000 liquidation preference per share (the “Series I Preferred Stock”), its Series J Noncumulative Perpetual Preferred Stock, $100,000 liquidation preference per share (the “Series J Preferred Stock”), its Series K Noncumulative Perpetual Preferred

Stock, $100,000 liquidation preference per share (the “Series K Preferred Stock”), and its Series L Noncumulative Perpetual Preferred Stock, $100,000 liquidation preference per share (the “Series L Preferred Stock”).
Voting
Holders of Common Stock are entitled to one vote for each share held on all matters as to which shareholders are entitled to vote. The holders of Common Stock do not have cumulative voting rights.
In any uncontested election of directors, each director will be elected under a majority voting standard as opposed to a plurality voting standard. Under a majority voting standard, a nominee for director is elected if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (with “abstentions” not counted as a vote cast either “for” or “against” that director’s election). A plurality standard will apply in any contested election of directors, which is an election in which the number of nominees for director exceeds the number of directors to be elected. Under the Company’s Corporate Governance Guidelines, in an election of directors, any incumbent director who fails to receive more “for” votes than “against” votes in any uncontested election must tender his or her resignation to the independent Chair or Lead Director (or such other director designated by the Company’s board of directors if the director failing to receive the majority of votes cast is the independent Chair or Lead Director) promptly after the certification of the stockholder vote. The matter will then be referred to the Corporate Governance, Nominating and Social Responsibility Committee. The Corporate Governance, Nominating and Social Responsibility Committee will promptly consider the tendered resignation and recommend to the Company’s board of directors whether to accept or reject it, or whether other action should be taken. If, because of recusals, the Corporate Governance, Nominating and Social Responsibility Committee is unable to meet and consider the issue with a quorum of its members participating in the discussion, the Company’s board of directors may assign the issue to another committee consisting solely of independent directors. The Corporate Governance, Nominating and Social Responsibility Committee (or other committee to which the matter is assigned) will consider whatever factors its members deem relevant, including, without limitation, the stated reasons for the “against” votes, the length of service and qualifications of any incumbent director whose resignation has been tendered, the incumbent director’s contributions to the Company, and the mix of skills and backgrounds on the Company’s board of directors. The board of directors will act on the Corporate Governance, Nominating and Social Responsibility Committee’s recommendation (or the recommendation of such other committee to which the matter is assigned) no later than 90 days following the certification of the election in question, considering the factors considered by the committee (or such other committee) and such additional information and factors as it deems relevant. Following the decision by the Company’s board of directors, the Company will publicly disclose such decision (and, if applicable, the reasons for rejecting the tendered resignation) in a Current Report on Form 8-K filed with the Securities and Exchange Commission. If the board of directors does not accept the director’s resignation, it may elect to address the underlying stockholder concern or to take such other actions as it deems appropriate and in the best interest of the Company and its stockholders. A director who tenders his or her resignation pursuant to the above-described Corporate Governance Guidelines will not vote on the issue of whether his or her tendered resignation will be accepted or rejected. If the board of directors accepts an incumbent director’s resignation pursuant to the above-described Corporate Governance Guidelines, or if a nominee for director is not elected and the nominee is not an incumbent director, then the board of directors may fill the resulting vacancy pursuant to the Company’s Amended and Restated By-Laws.
Liquidation Rights
Upon liquidation of the Company, holders of Common Stock are entitled to receive pro rata the net assets of the Company after satisfaction in full of the prior rights of creditors of the Company (including holders of the Company’s debt securities) and holders of any of the Company’s preferred stock.
Miscellaneous
Holders of Common Stock do not have any preferential or preemptive right with respect to any securities of the Company or any conversion rights. The Common Stock is not subject to redemption. The outstanding shares of Common Stock are fully paid and non-assessable.

Computershare Trust Company, N.A. is the Transfer Agent and Registrar for the Common Stock. Computershare, Inc. is the Dividend Disbursement Agent for the Common Stock.
Certain Provisions of Delaware Law and the Company’s Amended and Restated By-Laws
The Company is also subject to Section 203 of the DGCL. Section 203 prohibits the Company from engaging in any business combination (as defined in Section 203) with an “interested stockholder” for a period of three years subsequent to the date on which the stockholder became an interested stockholder unless:
•prior to such date, the board of directors of the Company approves either the business combination or the transaction in which the stockholder became an interested stockholder;
•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (with certain exclusions); or
•the business combination is approved by the Company’s board of directors and authorized by a vote (and not by written consent) of at least 66  2/3% of the outstanding voting stock not owned by the interested stockholder.
For purposes of Section 203, an “interested stockholder” is defined as an entity or person beneficially owning 15% or more of the Company’s outstanding voting stock, based on voting power, and any entity or person affiliated with or controlling or controlled by such an entity or person.
A “business combination” includes mergers, asset sales and other transactions resulting in financial benefit to a stockholder. Section 203 could prohibit or delay mergers or other takeover or change of control attempts with respect to the Company and, accordingly, may discourage attempts that might result in a premium over the market price for the shares held by stockholders.
Such provisions may have the effect of deterring hostile takeovers or delaying changes in control of management or the Company.
Under the provisions of Section 203, a corporation can expressly elect not to be governed by the business combination provisions in its Restated Certificate of Incorporation or Amended and Restated By-Laws, but, as of the date of this report, the Company has not done so.
The Company’s Amended and Restated By-Laws establish advance notice procedures with regards to proposals by stockholders to be brought before a meeting of stockholders and for nominations by stockholders of candidates for election as directors. In general, written notice must be received by the Secretary of the Company:
•for proposals by stockholders to be brought before a meeting of stockholders in the case of an annual meeting, not less than 90 calendar days or more than 120 calendar days before the anniversary date of the Company’s proxy statement released to the stockholders in connection with the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days from the date of the most recent previous annual meeting, notice by the stockholder will be timely if it is received (A) on or before the later of (1) 120 calendar days before the date of the annual meeting at which such business is to be presented, or (2) 10 calendar days following the first public announcement by the Company of the annual meeting date and (B) not later than 15 calendar days prior to the scheduled mailing date of the Company’s proxy materials for that annual meeting;
•for nominations of candidates to be properly brought before a meeting by a stockholder for the election of directors, (i) in the case of an annual meeting, not less than 90 calendar days or more than 120 calendar days prior to the first anniversary of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting at which directors are to be elected is more than 30 calendar days from the date of the most recent previous annual meeting, notice by the stockholder of intent to make a nomination for director will be timely if it is received (A) on or before the later of (1) 120 calendar days before the date of the annual meeting at which such business is to be presented or such election is to take place, as the case may be, or (2) 30 calendar days following the first public announcement by the Company of the annual meeting date and (B) not later than 15 calendar days prior to the scheduled mailing date of the Company’s proxy materials for that annual meeting or (ii) in the case of a special meeting of stockholders at which directors are to be elected, not later than the close of business on the tenth calendar day following the earlier of the day on which notice of the meeting date was mailed and the day on which public announcement of the meeting date was made.
The notice associated with a stockholder nominee for the board of directors must also provide certain information, questionnaires, representations and agreements and be updated and supplemented as set forth in the Company’s Amended and Restated By-Laws. A stockholder that complies with the procedures set forth in the Company’s Amended and Restated By-Laws and the Exchange Act, including Rule 14a-8 thereunder, would be permitted to nominate individual(s) for the board of directors at a stockholders meeting, and any stockholder may vote in person or by proxy for any individual who has been nominated in accordance with the Company’s Amended and Restated By-Laws. In addition, the Company’s Amended and Restated By-Laws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the outstanding Common Stock continuously for at least three years, to nominate and include in the Company’s proxy materials for an annual meeting directors constituting up to two individuals or 20% of the board of directors, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Company’s Amended and Restated By-Laws. Further, the Company’s Amended and Restated By-Laws establish that the Company need not present and may disregard a stockholder nomination if the proposing stockholder fails to meet applicable requirements, including the failure to meet the requirements under the Company’s Amended and Restated By-Laws or Rule 14a-19 of the Exchange Act, or failure of the stockholder or qualified representative to appear at such meeting to present the nomination.
The Company’s Amended and Restated By-Laws set forth the information that must be provided in connection with any proposal by stockholders to be brought before a meeting of the stockholders. In general, the advance notice of the stockholder’s proposal must set forth a description of the business that the stockholder intends to bring before the meeting, including the text of the proposal, and certain information regarding the proposing stockholder, including the name and address of the stockholder, the classes and numbers of shares of the Company’s capital stock beneficially owned by each such stockholder, a representation that such stockholder is and will at the time of the annual meeting be a holder of record of the Company’s capital stock who is entitled to vote at the meeting on the date of the meeting and that such stockholder intends to appear in person or by proxy at the meeting to present such proposal(s), the name and address of any beneficial owners of the Company’s stock on whose behalf such business is to be presented, the reasons for conducting the business at the meeting and any material interest of the stockholder or any such beneficial owner in such business proposed at the meeting, information on any agreement, arrangement or understanding (including any hedging, derivative, or other similar transactions, regardless of the form of settlement) that is in place or has been entered into by or for the benefit of such stockholder or any such beneficial owner with respect to the Company’s securities, debt instruments or credit ratings within the prior six months preceding the date of delivery of the stockholder’s notice, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings of the Company or to increase or decrease the voting power of such stockholder or any such beneficial owner, and if so, a summary of the material terms thereof, and a representation that the stockholder or any such beneficial owner intends, or is part of a group that intends to deliver a proxy statement to and solicit proxies from stockholders of at least the percentage of voting power of all of the shares of capital stock required under applicable law to approve the proposal or otherwise solicit proxies from stockholders in support of such proposal in compliance with applicable legal requirements.
The Company’s Amended and Restated By-Laws provide stockholders holding an aggregate “net long position” (as defined in the Amended and Restated By-Laws) representing at least 20% of the outstanding Common Stock the right to request that the Secretary of the Company call a special meeting of stockholders. The Company’s Amended and Restated By-Laws also set forth the requirements and procedures of such a stockholder special meeting request, including with respect to (i) when multiple requests will be considered together, (ii) the information required when submitting a request, (iii) limitations on when requests may be made, (iv) the time for holding a special meeting following a request and (v) the appropriate scope of business at any meeting held pursuant to a request.

The Company’s Amended and Restated By-Laws also provide that vacancies on the board of directors may only be filled by a majority of directors then in office, except that those vacancies resulting from removal from office by a vote of the stockholders may be filled by a vote of the stockholders at the same meeting at which such removal occurs.

DESCRIPTION OF THE DEPOSITARY SHARES, EACH REPRESENTING 1/4,000TH
OF A SHARE OF THE SERIES K PREFERRED STOCK

Description of the Series K Preferred Stock
All of the shares of the Company’s Series K Preferred Stock are represented by depositary shares (the “Depositary Shares”), each representing 1/4,000th of a share of the Company’s Series K Preferred Stock. Computershare Inc. and Computershare Trust Company, N.A., acting jointly, as the depositary, is the sole holder of the Company’s Series K Preferred Stock, and all references herein to the holders of the Series K Preferred Stock shall mean the depositary. However, the holders of the Depositary Shares are entitled, through the depositary, to exercise the rights and preferences of the holders of the Series K Preferred Stock, as described below under the “Description of the Depositary Shares.”
General
Under the Company’s Restated Certificate of Incorporation, the Company has authority to issue up to 100,000,000 shares of preferred stock, par value $0.01 per share. The Company’s board of directors (or a duly authorized committee of the board of directors) is authorized without further stockholder action to cause the issuance of shares of preferred stock, including the Series K Preferred Stock. The Company’s Certificate of Designations of Series K Preferred Stock (the “Series K Certificate of Designations”) was filed on March 13, 2025 with the Secretary of State of the State of Delaware, and is incorporated by reference as an exhibit to this Annual Report on Form 10-K.
The Series K Preferred Stock represents a single series of the Company’s authorized preferred stock. The Company has outstanding 20,000,000 Depositary Shares, representing 5,000 shares of the Series K Preferred Stock. Shares of the Series K Preferred Stock are fully paid and nonassessable.
The Series K Preferred Stock are not convertible into, or exchangeable for, shares of the Company’s Common Stock or any other class or series of the Company’s other securities and are not subject to any sinking fund or any other obligation of the Company for their repurchase or retirement. The Series K Preferred Stock represents non-withdrawable capital, is not an account of an insurable type, and is not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency or instrumentality.
The authorized number of shares of the Series K Preferred Stock is currently 5,000. Such number of shares may be increased (but not in excess of the total number of authorized shares of preferred stock, less all shares of any other series of preferred stock authorized at the time of such increase) or decreased (but not below the number of shares of Series K Preferred Stock then outstanding) by resolution of the board of directors (or a duly authorized committee of the board of directors), without the vote or consent of the holders of the Series K Preferred Stock.
The Company reserves the right to re-open this series and issue additional shares of Series K Preferred Stock and related Depositary Shares either through public or private sales at any time and from time to time, provided that such additional shares will only be issued if they are fungible with the original shares for tax purposes. The additional shares of Series K Preferred Stock and related Depositary Shares would be deemed to form a single series with the currently outstanding Series K Preferred Stock and the Depositary Shares, respectively. In the event that the Company issues additional shares of the Series K Preferred Stock and the related Depositary Shares, any dividends on such additional shares will accrue from the issue date of such additional shares.
Ranking
With respect to the payment of dividends and the distributions of assets upon any liquidation, dissolution or winding-up, the Series K Preferred Stock ranks:
•senior to the Company’s Common Stock and all other equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank junior to the Series K Preferred Stock (for purposes of the description of the Series K Preferred Stock, the “junior stock”);

•on a parity with the Company’s Series A Preferred Stock, Series F Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and Series L Preferred Stock;
•senior to or on a parity with each other series of preferred stock the Company may issue (except for any senior series that may be issued upon the requisite vote or consent of the holders of at least two-thirds of the shares of the Series K Preferred Stock at the time outstanding and entitled to vote and the requisite vote or consent of all other series of preferred stock) with respect to the payment of dividends and distributions of assets upon any liquidation, dissolution or winding-up of the Company; and
•with respect to distributions of assets upon any liquidation, dissolution or winding up of the Company, junior to all existing and future indebtedness and other non-equity claims on the Company.
Dividends
Holders of the Series K Preferred Stock, in preference to the holders of the Company’s Common Stock and of any other junior stock, will be entitled to receive, only when, as and if declared by the Company’s board of directors (or a duly authorized committee of the board of directors), out of funds legally available for payment, noncumulative cash dividends applied to the Series K liquidation amount of $100,000 per share of the Series K Preferred Stock at a rate per annum equal to (i) 6.150% (the “Initial Fixed Rate”) to, but excluding, the First Reset Date and (ii) the five-year treasury rate as of the most recent reset dividend determination date plus 2.161% (the “Spread”) during each reset period, from, and including, the First Reset Date. Dividends will be payable in arrears on March 20, June 20, September 20 and December 20 of each year, commencing on June 20, 2025. If any such date is not a business day, then such date will nevertheless be a dividend payment date but dividends on the Series K Preferred Stock, when, as and if declared, will be paid on the next succeeding business day (without adjustment in the amount of the dividend per share of the Series K Preferred Stock).
A “reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days. A “reset period” means the period from and including the First Reset Date to, but excluding, the next following reset date and thereafter each period from and including each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.
A “business day” means each weekday on which banking institutions in New York, New York are not authorized or obligated by law, regulation or executive order to close. A “dividend period” means each period from and including a dividend payment date and continuing to, but excluding, the next succeeding dividend payment date. Each dividend payment date “relates” to the dividend period most recently ending before such dividend payment date. Dividends will be paid to holders of record of the Series K Preferred Stock as they appear on the Company’s books on the applicable record date, which shall be the 15th calendar day before such dividend payment date, or such other record date fixed for that purpose by the Company’s board of directors (or a duly authorized committee of the board of directors) that is not more than 60 nor less than 10 days prior to such dividend payment date, in advance of payment of each particular dividend.
The amount of dividends payable per share of the Series K Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months.
Dividends on shares of the Series K Preferred Stock will not be cumulative and will not be mandatory. If the Company’s board of directors (or a duly authorized committee of the board of directors) does not declare a dividend on the Series K Preferred Stock in respect of a dividend period, then no dividend will be deemed to have accrued for such dividend period, be payable on the related dividend payment date, or accumulate, and the Company will have no obligation to pay any dividend accrued for such dividend period, whether or not the Company’s board of directors (or a duly authorized committee of the board of directors) declares a dividend on the Series K Preferred Stock or any other series of the Company’s preferred stock or on the Company’s Common Stock for any future dividend period. References to the “accrual” (or similar terms) of dividends in this document refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.
For any reset period commencing on or after the First Reset Date, the “five-year treasury rate” means: (i) the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days immediately preceding such date of determination (or, if fewer than five business days appear, such number of business days) appearing under the caption “U.S. Government Securities—Treasury Constant Maturities—Nominal” (or any successor caption or heading) in the most recently published H.15 Daily Update (as defined below) as of 5:00 p.m. (Eastern Time) as of any date of determination (the “initial base rate”); or (ii) if there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, then the rate will be determined by interpolation between the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity for two series of actively traded U.S. treasury securities, (A) one maturing as close as possible to, but earlier than, the reset date following the next succeeding reset dividend determination date and (B) the other maturing as close as possible to, but later than, the reset date following the next succeeding reset dividend determination date, in each case for the five business days immediately preceding such date of determination (or, if fewer than five business days appear, such number of business days) appearing under the caption “U.S. Government Securities—Treasury Constant Maturities—Nominal” (or any successor caption or heading) in the H.15 Daily Update as of 5:00 p.m. (Eastern Time) as of any date of determination.
If the Company, in its sole discretion, determines that the five-year treasury rate cannot be determined in the manner applicable for such rate (a “Rate Substitution Event”), the Company may, in its sole discretion, designate an unaffiliated agent or advisor, which may include an unaffiliated underwriter for the offering of the Depositary Shares or any affiliate of any such underwriter (the “Designee”), to determine whether there is an industry-accepted successor rate to the then-applicable base rate. If the Designee determines that there is such an industry-accepted successor rate, then the five-year treasury rate shall be deemed to be such successor rate and, in that case, the Designee may then determine and adjust the business day convention, the definition of business day and the reset dividend determination date to be used and any other relevant methodology for determining or otherwise calculating such successor rate, including any adjustment factor needed to make such successor rate comparable to the then-applicable base rate in each case, in a manner that is consistent with industry-accepted practices for the use of such successor rate (the “Adjustments”). If the Company, in its sole discretion, does not designate a Designee or if the Designee determines that there is no industry-accepted successor rate to then-applicable base rate, then the five-year treasury rate will be the same rate determined for the prior reset dividend determination date or, if this sentence is applicable with respect to the first reset dividend determination date, a rate equal to the Initial Fixed Rate minus the Spread.
“H.15 Daily Update” means the daily statistical release designated as such, or any successor publication, published by the Federal Reserve or any successor.
The five-year treasury rate will be determined by the calculation agent on the third business day immediately preceding the applicable reset date.
The calculation agent’s determination of any dividend rate and its calculation of the amount of dividends for any dividend period, and a record maintained by the Company of any Rate Substitution Event and Adjustments, will be maintained on file at the Company’s principal offices and will be available to any holder of the Series K Preferred Stock upon request and will be final and binding in the absence of manifest error. For the avoidance of any doubt, any determination by the Company or a Designee pursuant to the third preceding paragraph above (including, without limitation, with respect to any Rate Substitution Event or any Adjustments) will not be subject to the vote or consent of the holders of the Series K Preferred Stock.
Restrictions on Dividends
So long as any share of the Series K Preferred Stock remains outstanding, no dividend will be declared or paid on the Company’s Common Stock or any other shares of junior stock (other than (1) a dividend payable solely in junior stock or (2) any dividend in connection with the implementation of a shareholders’ rights plan or the redemption or repurchase of any rights under any such plan), unless (i) full dividends for the last preceding dividend period on all outstanding shares of Series K Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) and (ii) the Company is not in default on its obligation to redeem any shares of Series K Preferred Stock that have been called for redemption. The Company and its subsidiaries will not purchase, redeem or otherwise acquire, directly or indirectly, for consideration any shares of the Company’s Common Stock or other junior stock (other than (1) as a result of a reclassification of such junior stock for or into other junior stock, (2) the exchange or conversion of one share of such junior stock for or into another share of such junior stock, (3) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (4) purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (5) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, or (6) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such securities or the security being converted or exchanged) nor will the Company pay or make available any monies for a sinking fund for the redemption of any shares of the Company’s Common Stock or any other shares of junior stock during a dividend period, unless the full dividends for the most recently-completed dividend period on all outstanding shares of Series K Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). However, the foregoing will not restrict the ability of the Company or any of its other affiliates to engage in any market-making transactions in junior stock in the ordinary course of business.
When dividends are not paid in full upon the shares of the Series K Preferred Stock, the Series A Preferred Stock, the Series F Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock, the Series J Preferred Stock, the Series L preferred stock and any other stock designated as ranking on a parity with the Series K Preferred Stock as to payment of dividends (“Series K Dividend Parity Stock”), all dividends paid or declared for payment on that dividend payment date with respect to the Series K Preferred Stock and the Series K Dividend Parity Stock will be shared (a) first ratably by the holders of any Series K Dividend Parity Stock who have the right to receive dividends with respect to past dividend periods for which such dividends were not declared and paid, in proportion to the respective amounts of the undeclared and unpaid dividends relating to past dividend periods, and (b) thereafter ratably by the holders of the Series K Preferred Stock and any Series K Dividend Parity Stock, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the current dividend period. To the extent a dividend period with respect to any Series K Dividend Parity Stock coincides with more than one dividend period with respect to the Series K Preferred Stock, for purposes of the immediately preceding sentence, the Company’s board of directors will treat such dividend period as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the Series K Preferred Stock or will treat such dividend period(s) with respect to any Series K Dividend Parity Stock and dividend period(s) with respect to the Series K Preferred Stock for purposes of the immediately preceding sentence in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such Series K Dividend Parity Stock and the Series K Preferred Stock. To the extent a dividend period with respect to the Series K Preferred Stock coincides with more than one dividend period with respect to any Series K Dividend Parity Stock, for purposes of the first sentence of this paragraph the board of directors will treat such dividend period as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to such Series K Dividend Parity Stock, or will treat such dividend period(s) with respect to the Series K Preferred Stock and dividend period(s) with respect to any Series K Dividend Parity Stock for purposes of the first sentence of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on the Series K Preferred Stock and such Series K Dividend Parity Stock. For the purposes of this paragraph, the term “dividend period” as used with respect to any Series K Dividend Parity Stock means such dividend periods as are provided for in the terms of such Series K Dividend Parity Stock.
Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by the Company’s board of directors (or a duly authorized committee of the board of directors) may be declared and paid on any securities, including the Company’s Common Stock, any other junior stock and any Series K Dividend Parity Stock from time to time out of funds legally available for such payment, and the Series K Preferred Stock will not be entitled to participate in any such dividend.

Dividends on the Series K Preferred Stock will not be declared, paid or set aside for payment if and to the extent such act would cause the Company to fail to comply, with applicable laws, rules and regulations, and the Series K Certificate of Designations provides that dividends on the Series K Preferred Stock may not be declared or set aside for payment if and to the extent such dividends would cause the Company to fail to comply with the applicable capital adequacy rules.
The Company’s ability to pay dividends on its Series K Preferred Stock is subject to policies established by the Federal Reserve. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Supervision and Regulation—Capital Planning and Stress Testing—Payment of Dividends, Stock Repurchases and Other Capital Distributions” and Part I, “Item 1. Business—Supervision and Regulation” in this Annual Report on Form 10-K.
Redemption
The Series K Preferred Stock is perpetual and has no maturity date. The Company may, at its option, with the prior approval of the Federal Reserve or any successor appropriate federal banking agency if then required under capital rules applicable to us, redeem the shares of the Series K Preferred Stock (i) in whole or in part, from time to time, on any dividend payment date on or after the First Reset Date, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event, in each case at a cash redemption price of $100,000 per share (equivalent to $25 per Depositary Share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date, on the shares of the Series K Preferred Stock called for redemption. Dividends will cease to accrue on the shares of the Series K Preferred Stock called for redemption from and including the redemption date. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date. Under the capital adequacy rules currently applicable to the Company, prior to exercising the Company’s right to redeem the Series K Preferred Stock, the Company must either (i) demonstrate to the satisfaction of the Federal Reserve that, following redemption, the Company will continue to hold capital commensurate with its risk; or (ii) replace the Series K Preferred Stock redeemed or to be redeemed with an equal amount of instruments that will qualify as tier 1 capital under regulations of the Federal Reserve immediately following or concurrent with redemption.
A “Regulatory Capital Treatment Event” means the good faith determination by the Company that, as a result of (i) any amendment to, or change in, the laws, rules, or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series K Preferred Stock, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of the Series K Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series K Preferred Stock, there is more than an insubstantial risk that the Company will not be entitled to treat the full liquidation preference amount of $100,000 per share of the Series K Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any share of the Series K Preferred Stock is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to the Company as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.
If fewer than all of the outstanding shares of the Series K Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of the Series K Preferred Stock in proportion to the number of shares held by those holders or by lot or in such other manner as the Company’s board of directors (or a duly authorized committee of the board) may determine to be fair and equitable.

The Company will mail notice of every redemption of the Series K Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the Series K Preferred Stock to be redeemed at their respective last addresses appearing on the Company’s books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption (provided that if the Series K Preferred Stock or any Depositary Shares are held in book-entry form through The Depository Trust Company (“DTC”), the Company may give this notice in any manner permitted by DTC). Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of the Series K Preferred Stock designated for redemption will not affect the validity of the redemption of any other shares of Series K Preferred Stock.
Each notice will state:
•the redemption date;
•the number of shares of the Series K Preferred Stock to be redeemed and, if less than all shares of the Series K Preferred Stock held by the holder are to be redeemed, the number of shares to be redeemed from the holder;
•the redemption price or the manner of its calculation; and
•if Series K Preferred Stock is evidenced by definitive certificates, the place or places where the certificates representing those shares are to be surrendered for payment of the redemption price.
If notice of redemption of any Series K Preferred Stock has been duly given and if, on or before the redemption date specified in the notice, the Company has set aside all funds necessary for the redemption in trust for the pro rata benefit of the holders of record of any shares of Series K Preferred Stock so called for redemption, then, notwithstanding that any certificate for any share called for redemption has not been surrendered for cancellation, from and after the redemption date, those shares shall no longer be deemed outstanding and all rights of the holders of those shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.
The Company’s right to redeem the Series K Preferred Stock once issued is subject to the prior approval of the Federal Reserve or any successor appropriate federal banking agency as required under the capital rules applicable to the Company. The Company cannot assure you that the appropriate federal banking agency will approve any redemption of the Series K Preferred Stock that it may propose. Moreover, unless the Federal Reserve authorizes the Company to do otherwise, the Company will redeem the Series K Preferred Stock only if it is replaced with other tier 1 capital—for example, Common Stock or another series of noncumulative perpetual preferred stock, or if it has demonstrated to the Federal Reserve that, following redemption the Company will continue to hold capital commensurate with its risk.
Holders of the Series K Preferred Stock will not have the right to require the redemption or repurchase of the Series K Preferred Stock.
Liquidation Rights
In the event that the Company voluntarily or involuntarily liquidates, dissolves or winds up its affairs, holders of the Series K Preferred Stock will be entitled to receive an amount per share (the “total liquidation amount”) equal to the Series K liquidation amount of $100,000 per share, plus any dividends that have been declared but not paid prior to the date of payment of distributions to shareholders, without regard to any undeclared dividends. Holders of the Series K Preferred Stock will be entitled to receive the total liquidation amount out of the Company’s assets that are available for distribution to shareholders, after payment or provision for payment of the Company’s debts and other liabilities but before any distribution of assets is made to holders of the Company’s Common Stock or any other junior stock. In addition, the Series K Preferred Stock and the Depositary Shares may be fully subordinated to interests held by the U.S. government in the event the Company enters into a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”).
If the Company’s assets are not sufficient to pay the total liquidation amount in full to all holders of the Series K Preferred Stock and all holders of any of the Company’s stock ranking equally with the Series K Preferred Stock as to distributions of assets upon any liquidation, dissolution or winding-up of the Company, the amounts paid to the holders of the Series K Preferred Stock and to such other stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per Series K Preferred Stock has been paid in full to all holders of the Series K Preferred Stock and such other stock, the holders of the Company’s Common Stock or any other junior stock will be entitled to receive all of the Company’s remaining assets according to their respective rights and preferences.
For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of the Company’s property and assets, nor the consolidation or merger by the Company with or into any other corporation or by another corporation with or into the Company, will constitute a liquidation, dissolution or winding-up of the Company’s affairs.
Voting Rights
Except as indicated below or otherwise required by law, the holders of the Series K Preferred Stock will not have any voting rights.
Right to Elect Two Directors upon Non-Payment of Dividends.
If and when the dividends on the Series K Preferred Stock and any other class or series of the Company’s preferred stock, whether bearing dividends on a noncumulative or cumulative basis but otherwise ranking on a parity with the Series K Preferred Stock as to payment of dividends and that has voting rights equivalent to those described in this paragraph (“voting parity stock”), have not been declared and paid (i) in the case of the Series K Preferred Stock and voting parity stock bearing noncumulative dividends, in full for at least three semi-annual or six quarterly dividend periods or their equivalent (whether or not consecutive); or (ii) in the case of voting parity stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least three semi-annual or six quarterly dividend periods or their equivalent (whether or not consecutive), the authorized number of directors then constituting the Company’s board of directors will be increased by two. Holders of the Series K Preferred Stock, together with the holders of all other affected classes and series of voting parity stock, voting as a single class, will be entitled to elect the two additional members of the Company’s board of directors (the “preferred stock directors”) at any annual or special meeting of shareholders at which directors are to be elected or any special meeting of the holders of the Series K Preferred Stock and any voting parity stock for which dividends have not been paid, called as described below, but only if the election of any preferred stock directors would not cause the Company to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Company’s securities may be listed) that listed companies must have a majority of independent directors. In addition, the Company’s board of directors shall at no time have more than two preferred stock directors.
At any time after this voting power has vested as described above, the Company’s Secretary may, and upon the written request of holders of record of at least 20% of the outstanding shares of the Series K Preferred Stock and voting parity stock (addressed to the Secretary at the Company’s principal office) must, call a special meeting of the holders of the Series K Preferred Stock and voting parity stock for the election of the preferred stock directors. Notice for a special meeting will be given in a similar manner to that provided in the Company’s Amended and Restated By-laws for a special meeting of the shareholders, which the Company will provide upon request, or as required by law. If the Company’s Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of shares of the Series K Preferred Stock may (at the Company’s expense) call such meeting, upon notice as described in this section, and for that purpose will have access to the Company’s stock books. The preferred stock directors elected at any such special meeting will hold office until the next annual meeting of the Company’s shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the preferred stock directors, a successor will be elected by the Company’s board of directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining preferred stock directors or if none remains in office, by the vote of the holders of record of a majority of the outstanding shares of the Series K Preferred Stock and all voting parity stock for which dividends have not been paid, voting as a single class. The preferred stock directors shall each be entitled to one vote per director on any matter.
Whenever full dividends have been paid on the Series K Preferred Stock and any noncumulative voting parity stock for at least one year and all dividends on any cumulative voting parity stock have been paid in full, then the right of the holders of the Series K Preferred Stock to elect the preferred stock directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future dividend periods), the terms of office of all preferred stock directors will immediately terminate and the number of directors constituting the Company’s board of directors will be reduced accordingly.
Under the Federal Reserve’s regulations implementing the Bank Holding Company Act of 1956, as amended (the “Bank Holding Company Act”), if any holder of any series of preferred stock (including the Series K Preferred Stock) is or becomes entitled to vote for the election of directors, such series will be deemed a class of voting securities and a company holding 25% or more of the series, or such lower amount of the series as may be deemed, when coupled with other factors, to constitute a “controlling influence” over the issuer, will be subject to regulation as a bank holding company under the Bank Holding Company Act. In addition, at the time the Series is deemed a class of voting securities, any other bank holding company will be required to obtain the approval of the Federal Reserve under the Bank Holding Company Act to acquire or maintain more than 5% of that series. Any other person (other than the bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or maintain 10% or more of that series.
Other Voting Rights
So long as any shares of the Series K Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by the Company’s Restated Certificate of Incorporation, the vote or consent of the holders of at least two-thirds of the shares of the Series K Preferred Stock at the time outstanding and entitled to vote, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
•Amendment of Certificate of Incorporation or By-laws. Any amendment of the Company’s Restated Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock ranking senior to the Series K Preferred Stock with respect to payment of dividends or distribution of assets on the Company’s liquidation; as well as any amendment of the Company’s Restated Certificate of Incorporation or Amended and Restated By-laws that would adversely affect the special rights, preferences, privileges or voting powers of the Series K Preferred Stock; provided that the amendment of the Company’s Restated Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any junior stock or any shares of any class or series or any securities convertible into shares of any class or series of dividend parity stock or other series of preferred stock ranking equally with the Series K Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up of the Company shall not be deemed to affect adversely the rights, preferences, privileges or voting powers of the Series K Preferred Stock; or
•Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series K Preferred Stock, or of a merger or consolidation of the Company with or into another corporation, or any merger or consolidation of the Company with or into any entity other than a corporation unless in each case (x) the shares of the Series K Preferred Stock remain outstanding or, in the case of a merger or consolidation in which the Company is not the surviving or resulting corporation, are converted into or exchanged for preference securities of the surviving or resulting corporation or a corporation controlling such corporation, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof as would not require a vote of the holders of the Series K Preferred Stock pursuant to the preceding paragraph if such change were effected by an amendment of the Company’s Restated Certificate of Incorporation.
Each holder of the Series K Preferred Stock will have one vote per share on any matter on which holders of the Series K Preferred Stock are entitled to vote, including any action by written consent.
Without the consent of the holders of the Series K Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series K Preferred Stock, the Company may amend, alter, supplement or repeal any terms of the Series K Preferred Stock:
•to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designations creating the Series K Preferred Stock that may be defective or inconsistent; or
•to make any provision with respect to matters or questions arising with respect to the Series K Preferred Stock that is not inconsistent with the provisions of the certificate of designations creating the Series K Preferred Stock, including, without limitation, to reflect any Adjustments if a Rate Substitution Event occurs.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of the Series K Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by the Company for the benefit of the holders of the Series K Preferred Stock to effect the redemption.
Under current provisions of DGCL, the holders of issued and outstanding preferred stock are entitled to vote as a class, with the consent of the majority of the class being required to approve an amendment to the Company’s Restated Certificate of Incorporation if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified above would adversely affect the Series K Preferred Stock and one or more but not all other series of the Company’s preferred stock, then only the Series K Preferred Stock and such series of preferred stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class in proportion to their respective stated liquidation amounts (in lieu of all other series of the Company’s preferred stock).
No Preemptive and Conversion Rights
Holders of the Series K Preferred Stock do not have any preemptive rights. The Series K Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of the Company’s capital stock.
Transfer Agent and Registrar
Computershare Trust Company, N.A. is the transfer agent and registrar for the Series K Preferred Stock. The Company may terminate such appointment and may appoint a successor transfer agent and/or registrar at any time and from time to time, provided that the Company will use its best efforts to ensure that there is, at all relevant times when the Series K Preferred Stock is outstanding, a person or entity appointed and serving as transfer agent and/or registrar. The transfer agent and/or registrar may be a person or entity affiliated with the Company.
Calculation Agent
The Bank of New York Mellon, one of the Company’s wholly owned subsidiaries, is the calculation agent for the Series K Preferred Stock. The Company may terminate such appointment and may appoint a successor agent at any time and from time to time, provided that the Company will use its best efforts to ensure that there is, at all relevant times when the Series K Preferred Stock is outstanding, a person or entity appointed and serving as such agent. The calculation agent may be a person or entity affiliated with the Company.

Description of the Depositary Shares
In this document, references to “holders” of the Depositary Shares mean those who own the Depositary Shares registered in their own names, on the books that the Company or the depositary maintain for this purpose, and not indirect holders who own beneficial interest in the Depositary Shares registered in street name or issued in book-entry form through The Depositary Trust Company.
As described above under “Description of the Series K Preferred Stock”, the Company has issued fractional interests in shares of the Series K Preferred Stock in the form of the Depositary Shares. Each depositary share represents a 1/4,000th ownership interest in a share of the Series K Preferred Stock, and is evidenced by a depositary receipt. The shares of the Series K Preferred Stock represented by the Depositary Shares have been deposited under a deposit agreement among the Company, Computershare Inc. and Computershare Trust Company, N.A., jointly as depositary, and the holders from time to time of the depositary receipts evidencing the Depositary Shares. Subject to the terms of the deposit agreement, each holder of Depositary Shares is entitled, through the depositary, in proportion to the applicable fraction of a share of the Series K Preferred Stock represented by such Depositary Shares, to all the rights and preferences of the Series K Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).
Dividends and Other Distributions
The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series K Preferred Stock to the record holders of the Depositary Shares relating to the underlying Series K Preferred Stock in proportion to the number of the Depositary Shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of the Depositary Shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with the Company’s approval, sell the property and distribute the net proceeds from the sale to the holders of the Depositary Shares in proportion to the number of the Depositary Shares they hold.
Record dates for the payment of dividends and other matters relating to the Depositary Shares will be the same as the corresponding record dates for the Series K Preferred Stock.
The amounts distributed to holders of the Depositary Shares will be reduced by any amounts required to be withheld by the depositary or by the Company on account of taxes or other governmental charges.
Redemption of the Depositary Shares
If the Company redeems the Series K Preferred Stock represented by the Depositary Shares, the Depositary Shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series K Preferred Stock held by the depositary. The redemption price per Depositary Share will be equal to 1/4,000th of the redemption price per share payable with respect to the Series K Preferred Stock (equivalent to $25 per Depositary Share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, on the shares of the Series K Preferred Stock. Whenever the Company redeems shares of the Series K Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of the Depositary Shares representing shares of the Series K Preferred Stock so redeemed.
In case of any redemption of less than all of the outstanding Depositary Shares, the Depositary Shares to be redeemed will be selected by the Company pro rata, by lot or in such other manner the Company determines to be equitable. In any such case, the Company will redeem the Depositary Shares only in increments of 100 shares and any integral multiple thereof.
Voting of the Series K Preferred Stock
When the depositary receives notice of any meeting at which the holders of the Series K Preferred Stock are entitled to vote, the depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the Depositary Shares relating to the Series K Preferred Stock. Each record holder of the Depositary Shares on the record date, which will be the same date as the record date for the Series K Preferred Stock, may instruct the depositary to vote the amount of the Series K Preferred Stock represented by the holder’s Depositary Shares. To the extent possible, the depositary will vote the amount of the Series K Preferred Stock represented by the Depositary Shares in accordance with the instructions it receives. The Company agrees to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any Depositary Shares, it will not vote the amount of the Series K Preferred Stock represented by such Depositary Shares.
Listing
The Depositary Shares are listed on the New York Stock Exchange under the symbol “BK PRK.”
Form of the Depositary Shares
The Depositary Shares were issued in book-entry form through DTC. The Series K Preferred Stock were issued in registered form to the depositary.
Miscellaneous
The depositary will forward to the holders of the Depositary Shares all reports and communications from the Company which are delivered to the depositary and which the Company is required to furnish to the holders of the Depositary Shares or the holders of the deposited Series K Preferred Stock.
Depositary
Computershare Inc. and Computershare Trust Company, N.A., acting jointly, is the depositary for the Depositary Shares. The Company may terminate such appointment and may appoint a successor depositary at any time and from time to time, provided that the Company will use its best efforts to ensure that there is, at all relevant times when the Series K Preferred Stock is outstanding, a person or entity appointed and serving as such depositary.

DESCRIPTION OF THE 6.244% FIXED-TO-FLOATING RATE NORMAL PREFERRED CAPITAL SECURITIES OF MELLON CAPITAL IV (FULLY AND UNCONDITIONALLY GUARANTEED BY THE BANK OF NEW YORK MELLON CORPORATION) AND THE SERIES A PREFERRED STOCK

Description of the 6.244% Fixed-to-Floating Rate Normal Preferred Capital Securities
General
The 6.244% Fixed-to-Floating Rate Normal Preferred Capital Securities (“PCS”) are beneficial interests in Mellon Capital IV, a Delaware statutory trust (the “Trust”) organized pursuant to the Amended and Restated Trust Agreement (the “Trust Agreement”) among the Company, Manufacturers and Traders Trust Company, as the property trustee (the “Property Trustee”), M&T Trust Company of Delaware, as the Delaware trustee (the “Delaware Trustee”), the administrative trustees, who are employees or officers of, or affiliated with, the Company and the several holders of the Trust securities.
The Trust will pass through, as distributions on or the redemption price of PCS, amounts that it receives on its assets that are the “corresponding assets” for the PCS. The corresponding asset for each PCS is a 1/100th, or a $1,000, interest in one share of Series A Preferred Stock.
PCS
Holders of PCS are entitled to receive distributions corresponding to non-cumulative dividends on the Series A Preferred Stock held by the Trust. The Trust must make distributions on the PCS on the relevant distribution dates to the extent that it has funds available therefor. The Trust’s funds available for distribution to a holder of PCS will be limited to payments received from the Company on the assets held by the Trust corresponding to the PCS. The Company guarantees the payment of distributions on the PCS out of moneys held by the Trust to the extent of available Trust funds, as described under “Description of the Guarantee” below. The distribution dates for PCS are each March 20, June 20, September 20 and December 20, or if any such day is not a business day, the next succeeding business day.
Dividends on the Series A Preferred Stock will be payable if, as and when declared by the Company’s board of directors, on March 20, June 20, September 20 and December 20 of each year (each, a “Dividend Payment Date”) (or if such day is not a business day, the immediately succeeding business day).
Dividends on each share of Series A Preferred Stock will be calculated on the liquidation preference of $100,000 per share for each related Dividend Period (as defined below) at a rate per annum equal to the greater of (x) from and including September 2023, three-month CME Term SOFR (as defined below) (plus a spread adjustment of 0.26161%) plus 0.565% and (y) 4.000%.
Mandatory Redemption of PCS upon Redemption of Series A Preferred Stock
The PCS have no stated maturity but must be redeemed on the date the Company redeems the Series A Preferred Stock, and the Property Trustee or paying agent will apply the proceeds from such repayment or redemption to redeem a like amount of the PCS. The Series A Preferred Stock is perpetual but the Company may, at its option, redeem it in whole at any time or in part from time to time, subject to certain limitations. The redemption price per PCS will equal the redemption price of the Series A Preferred Stock. See “Description of the Series A Preferred Stock—Redemption” below. If notice of redemption of any Series A Preferred Stock has been duly given and if on or before the redemption date specified in the redemption notice all funds necessary for the redemption have been set aside by the Company in trust for the pro rata benefit of the holders of any shares of Series A Preferred Stock called for redemption, then, on and after the redemption date, such shares of Series A Preferred Stock will no longer be deemed outstanding and all rights of the holders with respect to such shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price without interest.

If less than all of the shares of Series A Preferred Stock held by the Trust are to be redeemed on a redemption date, then the proceeds from such redemption will be allocated pro rata to the PCS being redeemed and the common securities issued to the Company by the Trust (the “Trust Common Securities”), except as set forth under “—Ranking of Trust Common Securities” below.
The term “like amount” as used above means PCS having a liquidation amount equal to that portion of the liquidation amount of the Series A Preferred Stock to be contemporaneously redeemed, the proceeds of which will be used to pay the redemption price of such PCS.
Redemption Procedures
Notice of any redemption will be mailed by the Property Trustee at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of PCS to be redeemed.
Each notice shall state:
•the redemption date;
•estimate of the redemption price together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the third Business Day prior to the Redemption Date (and if an estimate is provided, a further notice shall be sent of the actual Redemption Price on the date that such Redemption Price is calculated);
•if less than all of the outstanding PCS are to be redeemed, the identification and the total liquidation amount of the particular PCS to be redeemed;
•that on the redemption date, the redemption price will become due and payable upon each PCS to be redeemed and distributions thereon will cease to accumulate on and after said date; and
•if the PCS are not held in book-entry on the redemption date, the place or places where certificates for the PCS are to be surrendered for payment of the redemption price.
If (i) the Trust gives a notice of redemption of PCS for cash and (ii) the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption of the Series A Preferred Stock, then on the redemption date, the Property Trustee will irrevocably deposit with DTC funds sufficient to pay the redemption price for the PCS being redeemed. The Trust will also give DTC irrevocable instructions and authority to pay the redemption amount in immediately available funds to the beneficial owners of the global securities representing the PCS. Distributions to be paid on or before the redemption date for any PCS called for redemption will be payable to the holders on the record date for the related Distribution Date. If the PCS called for redemption are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the PCS funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the PCS.
If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:
•all rights of the holders of such PCS called for redemption will cease, except the right of the holders of such PCS to receive the redemption price and any distribution payable in respect of the PCS on or prior to the redemption date, but without interest on such redemption price; and
•the PCS called for redemption will cease to be outstanding.
If any redemption date is not a business day, then the redemption amount will be payable on the next succeeding business day (and without any interest or other payment in respect of any such delay).
If payment of the redemption amount for any shares of Series A Preferred Stock called for redemption is improperly withheld or refused and accordingly the redemption amount of the relevant PCS is not paid either by the

Trust or by the Company under the Guarantee, then dividends on the Series A Preferred Stock will continue to accrue and distributions on such PCS called for redemption will continue to accumulate at the applicable rate then borne by such PCS from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the redemption amount.
Redemptions of the PCS will require prior approval of the Federal Reserve.
If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed on a redemption date, then the aggregate liquidation amount of PCS and Trust Common Securities to be redeemed shall be allocated pro rata to the PCS and Trust Common Securities based upon the relative liquidation amounts of such series, except as set forth under “—Ranking of Trust Common Securities” below. The Property Trustee will select the particular PCS to be redeemed on a pro rata basis not more than 60 days before the redemption date from the outstanding PCS not previously called for redemption or, if that is not practical, by lot or any other method the Property Trustee deems fair and appropriate, or if the PCS are in book-entry only form, in accordance with the procedures of DTC. The Property Trustee shall promptly notify the Transfer Agent in writing of the PCS selected for redemption and, in the case of any PCS selected for partial redemption, the liquidation amount to be redeemed.
For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of PCS shall relate, in the case of any PCS redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of PCS that has been or is to be redeemed. If less than all of the PCS are redeemed, the PCS held through the facilities of DTC will be redeemed pro rata in accordance with the procedures of DTC.
Subject to applicable law, including, without limitation, U.S. federal securities laws and subject to the Federal Reserve’s risk-based capital rules applicable to bank holding companies, the Company or its affiliates may at any time and from time to time purchase outstanding PCS by tender, in the open market or by private agreement.
Liquidation Distribution upon Dissolution
Pursuant to the Trust Agreement, the Trust shall dissolve on the first to occur of:
•certain events of bankruptcy, dissolution or liquidation of the holder of the Trust Common Securities;
•upon the direction of the holder of the Trust Common Securities to terminate the Trust and distribute corresponding assets in exchange for the PCS;
•redemption of all of the PCS as described above; and
•the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.
Except as set forth in the next paragraph, if an early dissolution occurs as a result of certain events of bankruptcy, dissolution or liquidation of the holder of Trust Common Securities, the Property Trustee and the administrative trustees will liquidate the Trust as expeditiously as they determine possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each holder of PCS a like amount of corresponding assets as of the date of such distribution. Except as set forth in the next paragraph, if an early dissolution occurs as a result of the entry of an order for the dissolution of the Trust by a court of competent jurisdiction, unless otherwise required by applicable law, the Property Trustee and the administrative trustees will liquidate the Trust as expeditiously as they determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each holder of PCS a like amount of corresponding assets as of the date of such distribution. The Property Trustee or the administrative trustees shall give notice of liquidation to each holder of PCS at least 30 days and not more than 60 days before the date of liquidation.
If, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, the Property Trustee determines that distribution of the corresponding assets in the manner described above is not practical, or if the early dissolution occurs as a result of the redemption of all the PCS, the Property Trustee shall liquidate the property of the Trust and wind up its affairs. In that case, upon the winding-up of the Trust, except with respect to an early dissolution that occurs as a result of the redemption of all the PCS, the holders will be entitled to receive out of the assets of the Trust available for distribution to holders and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate liquidation amount per Trust security plus accrued and unpaid distributions to the date of payment. If, upon any such winding-up, the Trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by the Trust on its Trust securities shall be paid on a pro rata basis based upon liquidation amounts, except as set forth under “—Ranking of Trust Common Securities” below.
The term “like amount” as used above means, with respect to a distribution of Series A Preferred Stock to holders of PCS in connection with a dissolution or liquidation of the Trust therefor, Series A Preferred Stock having a Liquidation Preference equal to the liquidation amount of the PCS of the holder to whom such Series A Preferred Stock would be distributed.
Distribution of Trust Assets
Upon liquidation of the Trust other than as a result of an early dissolution upon the redemption of all the PCS and after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, holders of the Trust will be entitled to receive out of the assets of the Trust an amount equal to the liquidation amount per Trust security plus accumulated and unpaid distributions thereon to the date of payment.
After the liquidation date fixed for any distribution of assets of the Trust:
•the PCS will no longer be deemed to be outstanding;
•if the assets to be distributed are shares of Series A Preferred Stock, DTC or its nominee, as the record holder of the PCS, will receive a registered global certificate or certificates representing the Series A Preferred Stock to be delivered upon such distribution;
•any certificates representing the PCS not held by DTC or its nominee or surrendered to the exchange agent will be deemed to represent shares of Series A Preferred Stock having a Liquidation Preference equal to the PCS until such certificates are so surrendered for transfer and reissuance; and
•all rights of the holders of the PCS will cease, except the right to receive Series A Preferred Stock upon such surrender.
Since each PCS corresponds to 1/100th of a share of Series A Preferred Stock, holders of PCS may receive fractional shares of Series A Preferred Stock or depositary shares representing the Series A Preferred Stock upon this distribution.
Ranking of Trust Common Securities
If on any Distribution Date the Trust does not have funds available from payments of dividends on the Series A Preferred Stock to make full distributions on the PCS and the Trust Common Securities, then if the deficiency in funds results from the Company’s failure to pay a full dividend on shares of Series A Preferred Stock on a Dividend Payment Date, then the available funds from dividends on the Series A Preferred Stock shall be applied first to make distributions then due on the PCS on a pro rata basis on such Distribution Date up to the amount of such distributions corresponding to dividends on the Series A Preferred Stock (or if less, the amount of the corresponding distributions that would have been made on the PCS had the Company paid a full dividend on the Series A Preferred Stock) before any such amount is applied to make a distribution on Trust Common Securities on such Distribution Date.
If on any date where PCS and Trust Common Securities must be redeemed because the Company is redeeming Series A Preferred Stock and the Trust does not have funds available from the Company’s redemption of shares of Series A Preferred Stock to pay the full redemption price then due on all of the outstanding PCS and Trust Common Securities to be redeemed, then (i) the available funds shall be applied first to pay the redemption price on the PCS to be redeemed on such redemption date and (ii) Trust Common Securities shall be redeemed only to the extent funds are available for such purpose after the payment of the full redemption price on the PCS to be redeemed.

If an early dissolution event occurs in respect of the Trust, no liquidation distributions shall be made on the Trust Common Securities until full liquidation distributions have been made on the PCS.
In the case of any event of default under the Trust Agreement resulting from the Company’s failure to comply in any material respect with any of its obligations as issuer of the Series A Preferred Stock, including obligations set forth in its Restated Certificate of Incorporation or arising under applicable law, the Company, as holder of the Trust Common Securities, will be deemed to have waived any right to act with respect to any such event of default under the Trust Agreement until the effect of all such events of default with respect to the PCS have been cured, waived or otherwise eliminated. Until all events of default under the Trust Agreement have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the PCS and not on the Company’s behalf, and only the holders of the PCS will have the right to direct the Property Trustee to act on their behalf.
Events of Default; Notice
Any one of the following events constitutes an event of default under the Trust Agreement, or a “Trust Event of Default,” regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:
•the failure of the Company to comply in any material respect with any of its obligations as issuer of the Series A Preferred Stock, under the Company’s Restated Certificate of Incorporation, or arising under applicable law;
•the default by the Trust in the payment of any distribution on any Trust security of the Trust when such becomes due and payable, and continuation of such default for a period of 30 days;
•the default by the Trust in the payment of any redemption price of any Trust security of the Trust when such becomes due and payable;
•the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the Trust Agreement for 90 days after the trustees and the Company have been given notice specifying such default or breach from holders of at least 25% in aggregate liquidation amount of the outstanding PCS and requiring it to be remedied; or
•the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the Company’s failure to appoint a successor Property Trustee within 60 days thereof.
Within 30 days after any Trust Event of Default actually known to the Property Trustee or the administrative trustees occurs, the Property Trustee or the administrative trustees will transmit notice of such Trust Event of Default to the holders of each affected series of Trust securities, unless such Trust Event of Default shall have been cured or waived. The Company, as depositor, and the administrative trustees are required to file annually with the Property Trustee a certificate as to whether or not the Company or they are in compliance with all the conditions and covenants applicable to the Company and to them under the Trust Agreement.
Mergers, Consolidations, Amalgamations or Replacements of the Trust
The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to the Company or any other person, except as described below or as otherwise described in the Trust Agreement. The Trust may, at the Company’s request, with the consent of the administrative trustees but without the consent of the holders of the PCS, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, the Trust organized as such under the laws of any state if:
•such successor entity either:
o    expressly assumes all of the obligations of the Trust with respect to the PCS, or

o    substitutes for the PCS other securities having substantially the same terms as the PCS, or the “Successor Securities,” so long as the Successor Securities rank the same as the PCS in priority with respect to distributions and payments upon liquidation, redemption and otherwise;
•the Successor Securities of any series are listed or will be listed upon notification of issuance, on any national securities exchange or other organization on which the PCS are listed;
•a trustee of such successor entity possessing the same powers and duties as the Property Trustee is appointed to hold the Series A Preferred Stock then held by or on behalf of the Property Trustee;
•such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the PCS, including any Successor Securities, to be downgraded by any nationally recognized statistical rating organization;
•such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the PCS, including any Successor Securities, in any material respect;
•such successor entity has purposes substantially identical to those of the Trust;
•prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Property Trustee has received an opinion from counsel to the Trust experienced in such matters to the effect that:
o    such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the PCS, including any Successor Securities, in any material respect, and
o    following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”);
•the Property Trustee, the Delaware Trustee and the administrative trustees have received an opinion of counsel experienced in such matters that such merger, consolidation, amalgamation, conveyance, transfer or lease will not cause the Trust or the successor entity to be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; and
•the Company or any permitted transferee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee.
Notwithstanding the foregoing, the Trust may, with the consent of holders of 100% in liquidation amount of the PCS, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it even if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than one or more grantor trusts or agency arrangements or to be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.
Voting Rights; Amendment of the Trust Agreement
Except as provided herein and under “Description of the Guarantee—Amendments and Assignment” below and as otherwise required by law and the Trust Agreement, the holders of the PCS will have no voting rights or control over the administration, operation or management of the Trust or the obligations of the parties to the Trust Agreement, including in respect of Series A Preferred Stock beneficially owned by the Trust. Under the Trust Agreement, however, the Property Trustee will be required to obtain their consent before exercising some of its rights in respect of these securities.

Trust Agreement.    The Company and the administrative trustees may amend the Trust Agreement without the consent of the holders of the PCS, the Property Trustee or the Delaware Trustee, unless in the case of the first two bullets below such amendment will adversely affect in a material respect the interests of any holder of PCS, the Property Trustee or the Delaware Trustee, to:
•cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which may not be inconsistent with the other provisions of the Trust Agreement;
•modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will not be taxable as a corporation or classified as a partnership for U.S. federal income tax purposes at all times that any Trust securities are outstanding, to ensure that the Trust will not be required to register as an “investment company” under the Investment Company Act or to ensure the treatment of the PCS as Tier 1 capital under prevailing Federal Reserve rules and regulations;
•provide that certificates for the PCS may be executed by an administrative trustee by facsimile signature instead of manual signature, in which case such amendment(s) shall also provide for the appointment by the Company of an authentication agent and certain related provisions;
•require that holders that are not U.S. persons for U.S. federal income tax purposes irrevocably appoint a U.S. person to exercise any voting rights to ensure that the Trust will not be treated as a foreign trust for U.S. federal income tax purposes; or
•conform the terms of the Trust Agreement to the description of the Trust Agreement, the PCS and the Trust Common Securities in the prospectus supplement relating to the PCS, in the manner provided in the Trust Agreement.
Any such amendment shall become effective when notice thereof is given to the Property Trustee, the Delaware Trustee and the holders of the PCS.
The Company and the administrative trustees may generally amend the Trust Agreement with:
•the consent of holders representing not less than a majority, based upon liquidation amounts, of the PCS affected by the amendments; and
•receipt by the administrative trustees of the Trust of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees of the Trust or administrative trustees in accordance with such amendment will not affect the Trust’s status as one or more grantor trusts or agency arrangements for U.S. federal income tax purposes, cause the Trust to be classified as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or affect the Trust’s exemption from status as an “investment company” under the Investment Company Act.
However, without the consent of each affected holder of Trust securities, the Trust Agreement may not be amended to:
•change the amount or timing, or otherwise adversely affect the amount, of any distribution required to be made in respect of Trust securities as of a specified date; or
•restrict the right of a holder of Trust securities to institute a suit for the enforcement of any such payment on or after such date.
Prior to the issuance of definitive certificates representing the PCS upon any termination of the global securities, without the consent of the holders of the PCS, the Company and the trustees of the Trust will enter into such amendments or supplements to the Trust Agreement as are necessary to provide for exchanges of PCS in definitive form and vice versa.

Series A Preferred Stock.    So long as the Series A Preferred Stock is held by the Property Trustee on behalf of the Trust, the trustees of the Trust will not waive any rights in respect of the Series A Preferred Stock without obtaining the prior approval of the holders of at least a majority in liquidation amount of the PCS then outstanding. The trustees of the Trust shall also not consent to any amendment to the Trust’s or the Company’s governing documents that would change the dates on which dividends are payable or the amount of such dividends, without the prior written consent of each holder of PCS. In addition to obtaining the foregoing approvals from holders, the Property Trustee shall obtain, at the Company’s expense, an opinion of counsel to the effect that such action shall not cause the Trust to be taxable as a corporation or classified as a partnership for U.S. federal income tax purposes.
General.    Any required approval of holders of the PCS may be given at a meeting of holders of the PCS convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders the PCS are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each record holder of such PCS in the manner set forth in the Trust Agreement.
No vote or consent of the holders of PCS will be required for the Trust to redeem and cancel the PCS in accordance with the Trust Agreement.
Notwithstanding that holders of the PCS are entitled to vote or consent under any of the circumstances described above, any of the PCS that are owned by the Company or its affiliates or the trustees or any of their affiliates shall, for purposes of such vote or consent, be treated as if they were not outstanding.
Voting and consensual rights available to or in favor of holders or beneficial owners under the Trust Agreement may be exercised only by a United States Person that is a beneficial owner of a Trust security or by a United States Person acting as irrevocable agent with discretionary powers for the beneficial owner of a Trust security that is not a United States Person. Holders that are not United States Persons must irrevocably appoint a United States Person with discretionary powers to act as their agent with respect to such voting and consensual rights. For this purpose, “United States Person” means a citizen or resident of the United States, a domestic partnership, a domestic corporation, an estate the income of which is subject to U.S. federal income taxation regardless of its source, and a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and (ii) one or more United States persons have the authority to control all substantial decisions of the trust.
Listing
The PCS are listed on the New York Stock Exchange under the symbol “BK/P.”
Payment and Paying Agent
Payments on the PCS shall be made to DTC, which shall credit the relevant accounts on the applicable Distribution Dates. If any PCS are not held by DTC, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.
The paying agent is The Bank of New York Mellon.
Registrar and Transfer Agent
The Bank of New York Mellon is the registrar and transfer agent, or the “Transfer Agent,” for the PCS.
Information Concerning the Property Trustee
Other than during the occurrence and continuance of a Trust Event of Default, the Property Trustee undertakes to perform only the duties that are specifically set forth in the Trust Agreement. After a Trust Event of Default, the Property Trustee must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs, subject to the protections and limitations on liability afforded to the Property Trustee under the Trust Agreement and the Trust Indenture Act of 1939, as

amended (the “Trust Indenture Act”). Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of PCS unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no Trust Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative courses of action, construe ambiguous or inconsistent provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one upon which holders of PCS are entitled under the Trust Agreement to vote, then the Property Trustee will take any action that the Company directs. If the Company does not provide direction, the Property Trustee may take any action that it deems advisable and in the interests of the holders of the Trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.
The Company and its affiliates may maintain certain accounts and other banking relationships with the Property Trustee and its affiliates in the ordinary course of business.
Governing Law
The Trust Agreement is governed by and construed in accordance with the laws of the State of Delaware.
Miscellaneous
The administrative trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act or characterized as other than one or more grantor trusts or agency arrangements for U.S. federal income tax purposes.
In this regard, the Company and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Company and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the PCS.
Holders of the PCS have no preemptive or similar rights. The PCS are not convertible into or exchangeable for the Company’s Common Stock or Series A Preferred Stock.
Description of the Guarantee
General
The following payments or distributions on the PCS, also referred to as the “guarantee payments,” if not fully paid or made by or on behalf of the Trust, will be paid by the Company under a guarantee (the “Guarantee”) for the benefit of the holders of PCS. Pursuant to the Guarantee, the Company will irrevocably and unconditionally agree to pay in full the guarantee payments, without duplication:
•any accumulated and unpaid distributions required to be paid on each series of PCS, to the extent the Trust has funds available to make the payment;
•the redemption price with respect to any PCS called for redemption by the Trust; and
•upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, other than in connection with a distribution of a like amount of corresponding assets to the holders of the PCS, the lesser of:
o    the aggregate of the liquidation amount and all accumulated and unpaid distributions on the PCS to the date of payment, to the extent the Trust has funds available to make the payment; and
o    the amount of assets of the Trust remaining available for distribution to holders of the PCS upon liquidation of the Trust.

The Company’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by the Company to the holders of the PCS or by causing the Trust to pay the amounts to the holders.
If the Company does not make a regular dividend payment on the Series A Preferred Stock, the Trust will not have sufficient funds to make the related payments on the PCS. The Guarantee does not cover payments on the PCS when the Trust does not have sufficient funds to make these payments. Because the Company is a holding company, the Company’s rights to participate in the assets of any of its subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. The Guarantee does not limit the incurrence or issuance by the Company of secured or unsecured indebtedness.
The Guarantee is issued pursuant to a Guarantee Agreement (the “Guarantee Agreement”) that the Company entered into with Manufacturers and Traders Trust Company (“M&T”). The Guarantee Agreement is qualified as an indenture under the Trust Indenture Act. M&T will act as “Guarantee Trustee” under the Guarantee Agreement for purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the PCS.
Effect of the Guarantee
The Guarantee and the Trust’s obligations under the Trust Agreement, including the obligations to pay costs, expenses, debts and liabilities of the Trust, other than with respect to the Trust securities, has the effect of providing a full and unconditional guarantee, on a subordinated basis, of payments due on the PCS. The Company also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Trust Common Securities to the same extent as the Guarantee.
Status of the Guarantee
The Guarantee is unsecured and ranks pari passu with other guarantees for payments on securities issued by the Company’s trusts in the future to the extent the preferred stock held by such trusts ranks pari passu with the Series A Preferred Stock and the Company’s preferred stock that it issues in the future to the extent that by its terms it ranks pari passu with the Series A Preferred Stock.
The Guarantee constitutes a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the Guarantee without suing any other person or entity. The Guarantee will be held for the benefit of the holders of the PCS. The Guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the Trust.
Amendments and Assignment
The Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding PCS. No vote will be required, however, for any changes that do not adversely affect the rights of holders of the PCS in any material respect. All guarantees and agreements contained in the Guarantee will bind the Company’s successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the PCS then outstanding.
Termination of the Guarantee
The Guarantee will terminate:
•upon full payment of the redemption price of all PCS; or
•upon full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Trust.
The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of PCS must restore payment of any sums paid under the PCS or the Guarantee.

Events of Default
An event of default under the Guarantee will occur if the Company fails to perform any payment obligation or if the Company fails to perform any other obligation under the Guarantee and, except with respect to a default in payment of a guarantee payment, receives a notice of a default and such default remains uncured for 30 days.
The holders of a majority in liquidation amount of the PCS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee Agreement. Any holder of PCS may institute a legal proceeding directly against the Company to enforce such holder’s rights, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.
As guarantor, the Company is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all applicable conditions and covenants under the Guarantee.
Information Concerning the Guarantee Trustee
Prior to the occurrence of an event of default relating to the Guarantee, the Guarantee Trustee is required to perform only the duties that are specifically set forth in the Guarantee. Following the occurrence of an event of default, the Guarantee Trustee will exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of PCS, unless offered adequate security and indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.
The Company and its affiliates may maintain certain accounts and other banking relationships with the Guarantee Trustee and its affiliates in the ordinary course of business.
Governing Law
The Guarantee is governed by and construed in accordance with the laws of the State of New York.
Description of the Series A Preferred Stock
General
Under the Company’s Restated Certificate of Incorporation, the Company has authority to issue up to 100,000,000 shares of preferred stock, par value $0.01 per share. The Company has 5,001 shares of Series A Preferred Stock outstanding. The Series A Preferred Stock is validly issued, fully paid and nonassessable.
The Company’s Certificate of Designations of Series A Preferred Stock (the “Series A Certificate of Designations”) was filed on June 15, 2007 with the Secretary of State of the State of Delaware, and is incorporated by reference as an exhibit to this Annual Report on Form 10-K. The Series A Preferred Stock has a fixed liquidation preference of $100,000 per share. The Series A Preferred Stock is not convertible into Common Stock or any other class or series of the Company’s securities and is not subject to any sinking fund or any other obligation of the Company for their repurchase or retirement. The Series A Preferred Stock represents non-withdrawable capital, is not an account of an insurable type, and is not insured or guaranteed by FDIC or any other governmental agency or instrumentality.
The Company issued the Series A Preferred Stock to the Trust. Unless the Trust is dissolved, prior to the redemption of the Series A Preferred Stock, holders of PCS will not receive shares of Series A Preferred Stock, and their interest in the Series A Preferred Stock will be represented by their PCS. If the Trust is dissolved, the Company may elect to distribute depositary shares representing the Series A Preferred Stock instead of fractional shares. Since the Series A Preferred Stock is held by the Property Trustee, holders of PCS may be able to exercise voting or other rights with respect to the Series A Preferred Stock only through the Property Trustee.

Ranking
With respect to the payment of dividends and the distributions of assets upon any liquidation, dissolution or winding-up, the Series A Preferred Stock ranks:
•senior to the Company’s Common Stock and all other equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank junior to the Series A Preferred Stock (for purposes of the description of the Series A Preferred Stock, the “junior stock”);
•on a parity with the Company’s Series F Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock and Series L Preferred Stock;
•senior to or on a parity with each other series of preferred stock the Company may issue (except for any senior series that may be issued upon the requisite vote or consent of the holders of at least a majority of the shares of the Series A Preferred Stock at the time outstanding and entitled to vote and the requisite vote or consent of all other series of preferred stock) with respect to the payment of dividends and distributions of assets upon any liquidation, dissolution or winding-up of the Company; and
•junior to all existing and future indebtedness and other non-equity claims on the Company.
During any Dividend Period, so long as any shares of Series A Preferred Stock remain outstanding, unless (a) the full dividends for the then-current Dividend Period on all outstanding Series A Preferred Stock have been declared and paid, or declared and funds set aside therefor, and (b) the Company is not in default on its obligation to redeem any shares of Series A Preferred Stock that have been called for redemption, no dividend whatsoever shall be paid or declared on the Company’s Common Stock or other junior stock, other than a dividend payable solely in junior stock. The Company and its subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of Common Stock or other junior stock (other than as a result of reclassification of junior stock for or into junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock), nor will the Company pay to or make available any monies for a sinking fund for the redemption of, any of its Common Stock or other junior stock during a Dividend Period, unless it has paid full dividends on the Series A Preferred Stock for the most recently-completed Dividend Period (or set aside a sum sufficient for the payment thereof). However, the foregoing provisions shall not restrict the ability of the Company or any of its affiliates to engage in any market-making transactions in the Company’s junior stock in the ordinary course of business.
On any Dividend Payment Date for which full dividends are not paid, or declared and funds set aside therefor, upon the Series A Preferred Stock, the Series F Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock, the Series J Preferred Stock, the Series K Preferred Stock, the Series L Preferred Stock and other equity securities designated as ranking on a parity with the Series A Preferred Stock as to payment of dividends (“Dividend Parity Stock”), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series A Preferred Stock and the Dividend Parity Stock shall be shared:
•first ratably by the holders of any such shares who have the right to receive dividends with respect to Dividend Periods prior to the then-current Dividend Period for which such dividends were not declared and paid, in proportion to the respective amounts of the undeclared and unpaid dividends relating to prior Dividend Periods; and
•thereafter by the holders of these shares on a pro rata basis.
The Company has agreed, in the Series A Certificate of Designations, not to issue preferred stock having dividend payment dates that are not also Dividend Payment Dates for the Series A Preferred Stock.
Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by the board of directors (or a duly authorized committee of the board of directors) may be declared and paid on the Company’s Common Stock and any other stock ranking junior to the Series A Preferred Stock from time to time out of any funds legally available for such payment, and the Series A Preferred Stock shall not be entitled to participate in any such dividend.
Dividends
Dividends on shares of Series A Preferred Stock will not be mandatory. Holders of the Series A Preferred Stock, in preference to the holders of the Company’s Common Stock and of any other shares of the Company’s stock ranking junior to the Series A Preferred Stock as to payment of dividends, will be entitled to receive, only when, as and if declared by the board of directors or a duly authorized committee of the board of directors, out of funds legally available for payment, non-cumulative cash dividends. These dividends will be payable at a rate per annum that will be reset quarterly and will equal the greater of (i) from and including September 2023, three-month CME Term SOFR (plus a spread adjustment of 0.26161%) plus 0.565% and (ii) 4.000% (the “Dividend Rate”), each applied to the $100,000 liquidation preference per share and will be paid on March 20, June 20, September 20 and December 20 of each year (each, a “Dividend Payment Date”), with respect to the Dividend Period, or portion thereof, ending on the day preceding the respective Dividend Payment Date. A “Dividend Period” means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date. Dividends will be paid to holders of record on the respective date fixed for that purpose by the board of directors or a committee thereof in advance of payment of each particular dividend. The Dividend Rate will be reset quarterly. If any day that would otherwise be a Dividend Payment Date is not a business day, then the next business day will be the applicable Dividend Payment Date.
The amount of dividends payable per share of Series A Preferred Stock on each Dividend Payment Date will be calculated by multiplying the per annum Dividend Rate in effect for that Dividend Period by a fraction, the numerator of which will be the actual number of days in that Dividend Period and the denominator of which will be 360, and multiplying the rate obtained by $100,000.
“CME Term SOFR” means the CME Term SOFR Reference Rates published for one-, three-, six-, and 12-month tenors as administered by CME Group Benchmark Administration, Ltd. (or any successor administrator thereof).
“Dividend Determination Date” means the second London Banking Day immediately preceding the first day of the relevant Dividend Period.
“London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.
If the Company determines not to pay any dividend or a full dividend, it will provide prior written notice to the Property Trustee, who will notify holders of PCS and the administrative trustees.
The Company’s ability to pay dividends on its Series A Preferred Stock is subject to policies established by the Federal Reserve. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Supervision and Regulation—Capital Planning and Stress Testing—Payment of Dividends, Stock Repurchases and Other Capital Distributions” and Part I, “Item 1. Business—Supervision and Regulation” in this Annual Report on Form 10-K.
Redemption
The Series A Preferred Stock may be redeemed, in whole or in part, at the Company’s option. Any such redemption will be at a cash redemption price of $100,000 per share, plus any declared and unpaid dividends, without regard to any undeclared dividends. Holders of Series A Preferred Stock will have no right to require the redemption or repurchase of the Series A Preferred Stock.
If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of Series A Preferred Stock in proportion to the number of shares held by those holders or by lot or in such other manner as the board of directors or a committee thereof may determine to be fair and equitable.

The Company will mail notice of every redemption of Series A Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the Series A Preferred Stock to be redeemed at their respective last addresses appearing on its books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption (provided that if the Series A Preferred Stock is held in book-entry form through DTC, the Company may give this notice in any manner permitted by DTC). Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of Series A Preferred Stock designated for redemption will not affect the redemption of any other Series A Preferred Stock. If the Company redeems the Series A Preferred Stock, the Trust, as holder of the Series A Preferred Stock, will redeem the corresponding PCS as described above under “Description of the PCS—Mandatory Redemption of PCS upon Redemption of Series A Preferred Stock.”
Each notice shall state:
•the redemption date;
•the number of shares of Series A Preferred Stock to be redeemed and, if less than all shares of Series A Preferred Stock held by the holder are to be redeemed, the number of shares to be redeemed from the holder;
•the redemption price; and
•the place or places where certificates for the Series A Preferred Stock are to be surrendered for payment of the redemption price.
If notice of redemption of any Series A Preferred Stock has been given and if the funds necessary for the redemption have been set aside by the Company for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, then, on and after the redemption date, those shares shall no longer be deemed outstanding and all rights of the holders of those shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.
The Company’s right to redeem the Series A Preferred Stock once issued is subject to the prior approval of the Federal Reserve. Under the capital adequacy rules currently applicable to the Company, prior to exercising the Company’s right to redeem the Series A Preferred Stock, the Company must either (i) demonstrate to the satisfaction of the Federal Reserve that, following redemption, the Company will continue to hold capital commensurate with the Company’s risk; or (ii) replace the Series A Preferred Stock redeemed or to be redeemed with an equal amount of instruments that will qualify as Tier 1 capital under regulations of the Federal Reserve immediately following or concurrent with redemption.
Liquidation Rights
In the event that the Company voluntarily or involuntarily liquidates, dissolves or winds up its affairs, holders of Series A Preferred Stock will be entitled to receive an amount per share (the “Total Liquidation Amount”) equal to the fixed liquidation preference of $100,000 per share, plus any declared and unpaid dividends prior to the date of payment of such distribution (but without any amount in respect of dividends that have not been declared prior to such payment date). Holders of the Series A Preferred Stock will be entitled to receive the Total Liquidation Amount out of the Company’s assets or proceeds thereof (whether capital or surplus) that are available for distribution to stockholders, after payment or provision for payment of its debts and other liabilities but before any distribution of assets or proceeds is made to holders of the Company’s Common Stock or any other shares ranking, as to that distribution, junior to the Series A Preferred Stock.
If the Company’s assets or proceeds thereof are not sufficient to pay the Total Liquidation Amount in full to all holders of Series A Preferred Stock and all holders of any shares of its stock ranking as to any such distribution on a parity with the Series A Preferred Stock, the amounts paid to the holders of Series A Preferred Stock and to such other shares will be paid pro rata in accordance with the respective Total Liquidation Amount for those holders. If the Total Liquidation Amount per Series A Preferred Stock has been paid in full to all holders of Series A

Preferred Stock and the liquidation preference of any other shares ranking on a parity with the Series A Preferred Stock has been paid in full, the holders of the Company’s Common Stock or any other shares ranking, as to such distribution, junior to the Series A Preferred Stock will be entitled to receive all of the Company’s remaining assets according to their respective rights and preferences.
For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of the Company’s property and assets, nor the consolidation or merger by the Company with or into any other corporation or by another corporation with or into the Company, will constitute a liquidation, dissolution or winding-up of the Company’s affairs.
Voting Rights
Except as indicated below or otherwise required by law, the holders of Series A Preferred Stock will not have any voting rights.
Right to Elect Two Directors upon Non-Payment of Dividends.    If and when the dividends on the Series A Preferred Stock and any other class or series of the Company’s stock, whether bearing dividends on a non-cumulative or cumulative basis but otherwise ranking on a parity with the Series A Preferred Stock as to payment of dividends and that has voting rights equivalent to those described in this paragraph (“Voting Parity Stock”), have not been declared and paid in an aggregate amount (i) in the case of the Series A Preferred Stock and Voting Parity Stock bearing non-cumulative dividends, equal to at least six quarterly dividend periods or their equivalent (whether or not consecutive), or (ii) in the case of Voting Parity Stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive) (a “Nonpayment Event”), the authorized number of directors then constituting the board of directors will automatically be increased by two. Holders of Series A Preferred Stock, together with the holders of Voting Parity Stock, voting as a single class, will be entitled to elect the two additional members of the board of directors (the “Series A Preferred Stock Directors”) at any annual or special meeting of shareholders at which directors are to be elected or any special meeting of the holders of Series A Preferred Stock and any voting parity stock for which dividends have not been paid, called as described below, but only if the election of any Series A Preferred Stock Directors would not cause the Company to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Company’s securities may be listed) that listed companies must have a majority of independent directors. In addition, the board of directors shall at no time have more than two Series A Preferred Stock Directors.
At any time after this voting power has vested as described above, the Company’s Secretary may, and upon the written request of holders of record of at least 20% of the outstanding shares of Series A Preferred Stock and Voting Parity Stock (addressed to the Secretary at the Company’s principal office) must, call a special meeting of the holders of Series A Preferred Stock and Voting Parity Stock for the election of the Series A Preferred Stock Directors. Notice for a special meeting will be given in a similar manner to that provided in the Company’s Amended and Restated By-laws for a special meeting of the shareholders, which the Company will provide upon request, or as required by law. If the Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of shares of Series A Preferred Stock may (at the Company’s expense) call such meeting, upon notice as described in this section, and for that purpose will have access to the Company’s stock books. The Series A Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the Series A Preferred Stock Directors, a successor will be elected by the board of directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining Series A Preferred Stock Director or, if none remains in office, by the vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class. The Series A Preferred Stock Directors shall each be entitled to one vote per director on any matter.
Whenever full dividends have been paid on the Series A Preferred Stock and any non-cumulative Voting Parity Stock for at least one year after a Nonpayment Event and all dividends on any cumulative Voting Parity Stock have been paid in full, then the right of the holders of Series A Preferred Stock to elect the Series A Preferred Stock Directors will have ceased (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), the terms of office of all Series A Preferred Stock Directors will immediately terminate and the number of directors constituting the board of directors will be reduced accordingly.
Other Voting Rights.    So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by the Company’s Restated Certificate of Incorporation, the vote or consent of the holders of at least a majority of the shares of Series A Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
•Amendment of Restated Certificate of Incorporation.    Any amendment, alteration or repeal of any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company so as to adversely affect the special rights, preferences, privileges or voting powers of the Series A Preferred Stock. However, any amendment of the Certificate of Incorporation to authorize or create, or to increase the authorized amount of, any junior stock or any class or series or any securities convertible into shares of any class or series of Dividend Parity Stock or other series of preferred stock ranking equally with the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding-up of the Company will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or
•Certain Mergers and Consolidations.    Any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock, or of a merger or consolidation of the Company with or into another corporation or other entity, or any merger or consolidation of the Company with or into any entity other than a corporation unless in each case (i) the shares of the Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting corporation, are converted into or exchanged for preference securities of the surviving or resulting corporation or a corporation controlling such corporation and (ii) such shares remaining outstanding or such preference securities have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof that, if such change were effected by amendment of the Company’s Restated Certificate of Incorporation, would not require a vote of the holders of the Series A Preferred Stock under the preceding paragraph.
Each holder of Series A Preferred Stock will be entitled to one vote per each $100,000 liquidation preference to which his or her shares are entitled on any matter on which holders of Series A Preferred Stock are entitled to vote, including any action by written consent.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Company for the benefit of the holders of Series A Preferred Stock to effect the redemption.
Form
The Series A Preferred Stock will be issued only in fully registered form. No fractional shares will be issued unless the Trust is dissolved and the Company delivers the shares, rather than depositary receipts representing the shares, to the registered holders of the PCS. If the Trust is dissolved and depositary receipts or shares of Series A Preferred Stock are distributed to holders of PCS, the Company would intend to distribute them in book-entry form only and the procedures governing holding and transferring beneficial interests in the Series A Preferred Stock, and the circumstance in which holders of beneficial interests will be entitled to receive certificates evidencing their shares or depositary receipts, will be as described under “Book-Entry System” in the prospectus relating to the Series A Preferred Stock. If the Company determines to issue depositary shares representing fractional interests in the Series A Preferred Stock, each depositary share will be represented by a depositary receipt. In such an event, the Series A Preferred Stock represented by the depositary shares will be deposited under a deposit agreement among the Company, a depositary and the holders from time to time of the depositary receipts representing depositary shares. Subject to the terms and conditions of any deposit agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of the Series A Preferred Stock represented by such depositary share, to all the rights and preferences of the Series A Preferred Stock represented thereby (including dividends, voting, redemption and liquidation rights).
Title
The Company, the transfer agent and registrar for the Series A Preferred Stock, and any of their agents may treat the registered owner of the Series A Preferred Stock, which shall be the Property Trustee unless and until the Trust is dissolved, as the absolute owner of that stock, whether or not any payment for the Series A Preferred Stock shall be overdue and despite any notice to the contrary, for any purpose.
Transfer Agent and Registrar
If the Trust is dissolved and shares of Series A Preferred Stock or depositary receipts representing the Series A Preferred Stock are distributed to holders of PCS, the Company may appoint a transfer agent, registrar and dividend disbursement agent for the Series A Preferred Stock. The registrar for the Series A Preferred Stock will send notices to shareholders of any meetings at which holders of Series A Preferred Stock have the right to vote on any matter.